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                                                               EXHIBIT  10.10

                            SPLIT-DOLLAR AGREEMENT
                            ----------------------


        This agreement is made in Columbus, Ohio, on April 16, 1993, among Cardinal Distribution, Inc., an Ohio corporation (the "Employer"), Robert D. Walter (the "Employee"), and Bank One Ohio Trust Company, N.A., as Trustee of Robert D. Walter Irrevocable Trust #2 under an agreement dated April 16, 1993 (the "Owner").


                             Background Information
                             ----------------------

        A. The trust of which the Owner is the trustee was created by the Employee for the benefit of the Employee's children and grandchildren, the spouses of the Employee's children, the parents and the siblings of the Employee or the Employee's spouse, and the children of any siblings of the Employee or the Employee's spouse.


        B. The Owner has made application to New England Mutual Life Insurance Company (the "Insurer") for a life insurance policy (the "Policy") which is to include survivorship ordinary life insurance on the last-to-die of the Employee and the Employee's spouse in the face amount of $10,000,000 and an indeterminate premium level term rider (the "Term Rider") providing additional insurance on the life of the Employee in the face amount of $10,000,000. Under that application, the Owner is to be the owner and beneficiary of the Policy and, as such, will possess all incidents of ownership of the Policy.


        C. The Employee is employed as the chairman and chief executive officer of the Employer. In recognition of the valuable services of the Employee, the Employer is wiliing pay all premiums becoming due on the Policy on the terms and conditions described in this agreement.


        D. The Employer desires to have the policy coliaterally assigned to the Employer by the Owner as security for the payment to the Employer of the amounts to which the Employer is entitled under this agreement.


                             Statement Agreement
                             -------------------

        The parties to this agreement (the "Parties") acknowledge the accuracy of the above background information and agree as follows:


        SECTION 1. OWNERSHIP OF POLICY. The Owner shall be the sole and absolute owner of the Policy and may exercise all rights of ownership relating to the Policy, subject only to the Employer's security interest described in
Section 5 and the other terms and conditions of this agreement. As of the date of this agreement, the Owner, the Employee, and the Employee's spouse have taken all actions required to be taken by the applicant and the proposed insured parties, respectively, to cause the Insurer to issue the Policy, and the Employer has submitted payment to the Insurer of $37,992.94 as the initial premium of the Policy. The Parties shall take any additional necessary actions to cause the Insurer to issue the Policy and any further actions that may be necessary from time to time to cause the Policy to conform to the provisions of this agreement. Any dividends on the Policy from time to time shall be applied

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to purchase additional paid-up insurance on the joint lives of the
Employer and the Employer's spouse unless directed to the contrary by the Owner.


        SECTION 2. PAYMENT OF PREMIUMS. The Employer shall pay to the Insurer the full amount of all premiums becoming due under the Policy from time to time and, promptly upon the request of the Employee, shall furnish the Employee with evidence of the timely payment of the premiums. As soon as practicable after the end of each calendar year, the Employer shall furnish the Employee with a statement of the amount of income reportable by the Employee for Federal and state income tax purposes as a result of the Employer's payment of the premiums on the Policy during that year.


        SECTION 3. DEATH BENEFITS. If the Employee dies before his spouse dies, then upon the Employee's death the Employer shall be entitied to receive all proceeds, if any, which are payable under the Term Rider. Upon the death of the last-to-die of the Employee and the Employee's spouse, the Employer shall be entitled to receive from the proceeds of the Policy, after reduction by any indebtedness to the Insurer secured by the Policy, an amount equal to:
(a) the portion of all premiums pald by the Employer to the Insurer which relate to the survivorship ordinary life insurance coverage of the Policy plus an amount equal to a yield calculated at a rate 3% per annum on the outstanding balance of that portion of those premiums from time to time, compounded annually as of each anniversary date of the Policy (collectively, the "Employer's Interest"), plus, (b) all proceeds, if any, which are then payable under the Term Rider. All proceeds of the Policy which exceed the amount payable to the Employer under the preceding provisions of this section shall be pald directiy to the beneficiary designated by the Owner in the manner described in the beneficiary designation provisions of the Policy. In no event shall the amount payable to the Employer under this section exceed the proceeds payable under the Pmicy.


        SECTION 4. SURRENDER OF POLICY. If the Policy is surrendered or cancelled in whole or part at any time before the death of the last-to-die of the Employee and the Employee's spouse, the Employer shall be entitied to receive from the cash surrender value of the Policy, after reduction by any indebtedness to the Insurer secured by the Policy, an amount equal to the Employer's Interest plus the amount, if any, payable with respect to any prepald premiums or cash values attributable to the Term Rider. All amounts payable upon surrender of the Policy in excess of the amount payable to the Employer under the preceding sentence shall be paid directly to the Owner. In no event shall the amount payable to the Employer under this section exceed the amounts payable upon surrender of the Policy.


        SECTION 5. COLLATERAL ASSIGNMENT. The Owner shall collaterally assign the Policy to the Employer as security for the payment to the Employer of all amounts to which the Employer is entitled under Section 3 or Section 4 of this agreement. The collateral assignment shall be in substantially the form customarily used for that purpose by commercial banks with any modifications required by the Insurer. The Employer shall have no right to borrow against the cash value of the Policy without the consent of the Owner. The Owner shall not sell, assign, transfer, surrender, cancel, borrow against, or change the dividend option of, the Policy without the consent of the Employer.



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        SECTION 6.  TERMINATION. As of any date, the Employer may elect, by notice given to the other Parties not later than 30 days before that date, to terminate its obligation under this agreement to pay any future premiums attributable to the Term Rider. In that event: (a) all rights and economic benefits of the Employer under this agreement relating to the Term Rider shall terminate (including without limitation any payments of death benefits attributable to the Term Rider and any payments upon surrender of the Policy) as of that date; and (b) the Owner may elect to pay any or all premiums attributable to the Term Rider and, if so, shall be entitied to all rights and economic benefits relating to the Term Rider after that date. This paragraph shall supersede any other provision of this agreement to the contrary.


        This agreement shall terminate as of the earlier of the following events: (a) the Employer gives notice to the other Parties terminating this agreement at any time, or (b) the tenth anniversary date of the Policy. In that event, the Parties shall surrender the Policy to the Insurer, and the amounts payable upon such surrender shall be pald as described in Section 4 unless, within 90 days after the date of termination, the Owner elects to pay the Employer an amount equal to the Employer's Interest plus the amount, if any, of any prepaid premiums or other cash values attributable to the Term Rider in exchange for the Employer's full release and discharge of the collateral assignment of the Policy and of any other rights and interests of the Employer under this agreement. If the Owner elects to make the payment described in the preceding sentence, the Employer may elect to continue payment of the premiums attributable to the Term Rider by giving notice of that election to the other Parties within 30 days after the Owner's election and, in that event, notwithstanding the preceding provisions, the Employer shall continue to be entitied to all rights and economic benefits of the Employer under this agreement relating to the Term Rider, the amount payable by the Owner under the preceding sentence shall be reduced to an amount equal to the Employer's Interest, and the Owner shall collaterally assign the Policy to the Employer as security for the payment to the Employer of all amounts to which the Employer is entitied under this agreement with respect to the Term Rider, subject to the provisions in the first paragraph of this section.


        SECTION 7. ERISA PROVISIONS. The Employer shall be the "named fiduciary" of the split-dollar life insurance plan under this agreement, which shall be the written plan instrument. The named fiduciary shall have the authority to control and manage the operation and administration of this agreement and shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this agreement.


        The named fiduciary shall make all determinations concerning rights to benefits under this agreement. Any decision by the named fiduciary denying a claim by the Owner or any of its beneficiaries for benefits under this agreement shall be stated in writing and delivered or mailed to the Owner or such beneficiary. Any such decision shall set forth the specific reasons for the denial, written to the best of the named fiduciary's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Employer shall afford a reasonable opportunity to the Owner or any such beneficiary for a full and fair review of the decision denying the claim.



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        SECTION 8.  INSURER NOT A PARTY. In no event shall the Insurer be considered a party to this agreement. The Insurer shall be fully discharged from its obligations under the Policy upon payment of the death benefits or cash surrender value of the Policy in accordance with the terms of this agreement. No provision of this agreement shall be construed as changing or otherwise affecting the obligations of the Insurer as provided in the Policy, except to the extent the provisions of this agreement are made a part of the Policy by the collateral assignment executed by the Owner and filed with the Insurer under SECTION 5.


        SECTION 9. EXONERATION OF EMPLOYEE AND OWNER. If the Employer does not completely recover the Employer's Interest from the death proceeds or cash surrender value under Section 3 or Section 4 for any reason, neither the Employee nor the Owner shall have any liability to the Employer for the difference between the Employer's Interest and the amounts actually received by the Employer under this agreement.


        SECTION 10. EXECUTION OF DOCUMENTS. The Parties shall execute and deliver such forms and other documents and furnish such information as may be necessary to effectuate the terms of this agreement. The Employer shall furnish to the Insurer, upon request, an affidavit specifying the amount of the Employer's Interest at any time for payment of death proceeds or cash surrender value under this agreement.


        SECTION 11. COMPLETE AGREEMENT. This document contains the entire agreement among the Parties relating to the subject matter of this agreement and supersedes any previous or contemporaneous agreements, negotiations, representations, or discussions among them relating to this agreement or the subject matter of this agreement. This agreement may not be amended or modified except in writing signed by the Pamies and may not be terminated except as described above.


        SECTION 12. GOVERNING LAW. All questions concerning the validity or intention of this agreement or performance under this agreement shall be governed by the law of Ohio.


        SECTION 13. CAPTIONS. The captions at the beginnings of the several sections of this agreement are not part of the context of this agreement, but are only guides in locating those sections, and shall be ignored in construing this agreement.


        SECTION 14. NOTICES. Any notice or other communication required or desired to be given to any of the Parties under this agreement shall be given in writing and shall be deemed given to that Party when deposited in the United States mall, first-class postage prepaid, addressed to that Party at the address of that Party's principal residence or principal business office or when personally delivered to that address.





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        SECTION 15.  SUCCESSORS. This agreement shall be binding upon, inure to the benefit of, and enforceable by and against the personal representatives, heirs, successors, and assigns of the Parties.


                                        CARDINAL DISTRIBUTION, INC.

                                        By: George H. Bennett Jr.
                                           ---------------------------------
                                        Its: Sr. Vice President
                                             -------------------------------


                                         /S/ Robert D. Walter
                                         -----------------------------------
                                         ROBERT D. WALTER



                                         BANK ONE OHIO TRUST COMPANY, N.A.


                                         By: /S/ William R. Thyer
                                            --------------------------------
                                             William R. Thyer
                                         Its: Assistant Vice President
                                              ------------------------------




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